UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2023

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2041 NW 15th Avenue, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

954-532-4653

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

On April 6, 2023, the Board of Directors, through a vote of Unanimous Written Consent engaged Mr. Michael Giorgi as the Company’s Interim Chief Growth Officer.

Mike Giorgi, age 48, an accomplished and entrepreneurial technology founder and product visionary with extensive experience in directing business development, operations, strategic planning, and profit and loss oversight. Mr. Giorgi has experience as an executive and operations leader with a prior history   of increasing sales for both B2B and B2C-based organizations. He is an analytical, decisive, and results-oriented leader who champions the diversification of market channels and spearheads operational improvements to drive productivity and slash costs.

Mr. Giorgi’s professional experience spans over two decades, with notable accomplishments in each role. At Luminance Brands, Mr. Giorgi served from 1999 to 2023 as President & CEO, where he oversaw the manufacturing of 16,000 SKUs in China, a distribution center in Houston, a showroom in Dallas, warehouses in New York and California, and a corporate headquarters in Ohio that employed 150 staff. He maintained profit and loss (P&L) responsibility for a $67M business, orchestrated a corporate headquarters relocation project from California to Ohio that reduced footprint and generated more than $2M in annual cost savings while streamlining daily operations. Under his leadership, the company grew sales 70% year over year from 2020 to 2022 and secured a licensing deal with Kathy Ireland Worldwide, generating additional revenue. He also applied his background in Internet of Things to develop connected lighting products that brought the company into the technology sector, earning market share and driving sales growth.

Prior to Luminance Brands, Mr. Giorgi founded Magnum Innovations in 2010, where he conceptualized and filed 12 patents, with six approved and six pending. Magnum focused on the design, development, and US-based manufacturing of innovative, self-powered wireless lighting and building control products serving the commercial market; included hardware and Software as a Service (SaaS) based offerings. Under his leadership from 2010 to 2019, Magnum Innovations secured funds through private money and a capital raise with United Technologies, and grew into a profitable company with 24 employees. He also led product development for innovative services, including Internet of Things (, building automation, and wireless sensors, gaining market share and recognition as a cutting-edge company.

Before Magnum Innovations, Mr. Giorgi worked at Magnum Steel & Trading from 1999 to 2008, where he oversaw logistics and supply chain for four reroll mills across the United States, nurturing strategic partnerships with Norfolk Southern and CSX to secure on-time deliveries and safeguard production. He contributed to strategic planning and organizational decision-making in concert with executive leadership, aiding the growth of the company from $80M to $250M in annual revenue during his tenure.

Mr. Giorgi holds progress towards a Bachelor of Business Administration (BBA) in International Business from Kent State University .

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2023	BASANITE, INC.

	By:	/s/ Jackie Placeres
Name: Jackie Placeres
Title: Acting Interim Chief Financial Officer